                                JOINDER AGREEMENT

               This Joinder Agreement (the "Agreement"), dated as of October 30, 1998, is by and between Millentex Investment Corporation, a Delaware corporation (the "Subsidiary"), and NationsBank, N.A., in its capacity as Agent under that certain Credit Agreement (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"), dated as of May 26, 1998, by and among Steel Heddle Mfg. Co., a Pennsylvania corporation (the "Borrower"), the Guarantors party thereto, the Lenders party thereto and NationsBank, N.A., as Agent. All of the defined terms in the Credit Agreement are incorporated herein by reference.

               The Subsidiary is an Additional Credit Party, and, consequently, the Credit Parties are required by Section 7.13 of the Credit Agreement to cause the Subsidiary to become a "Guarantor."

               Accordingly, the Subsidiary hereby agrees as follows with the Agent, for the benefit of the Lenders:

               1. The Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary will be deemed to be a party to the Credit Agreement and a Guarantor for all purposes of the Credit Agreement and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement. The Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Guarantors contained in the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the Subsidiary hereby, jointly and severally, together with the other Guarantors, guarantees to each Lender and the Agent, as provided in Section 4 of the Credit Agreement, the prompt payment and performance of the Borrower's Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof.

               2. The Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary will be deemed to be a party to the Security Agreement and an Obligor for all purposes of the Security Agreement and shall have all of the obligations of an Obligor thereunder as if it had executed the Security Agreement. The Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Obligors contained in the Security Agreement. Without limiting the generality of the foregoing terms of this paragraph 2, the Subsidiary hereby grants to the Agent, for the benefit of the Lenders, a continuing security interest in, and a right of set off against, any and all right, title and interest of the Subsidiary in and to the Collateral (as such term is defined in Section 2 of the Security Agreement) of the Subsidiary. The Subsidiary hereby represents and warrants to the Agent that:

                      (a) the Subsidiary's chief executive office and chief place of business are (and, for the prior four months, have been) located at the locations set forth in Schedule 1 attached hereto, and the Subsidiary keeps its books and records at such locations;


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                  (b) the type of Collateral owned by the Subsidiary, and the location of all Collateral owned by the Subsidiary, is as shown on
        Schedule 2 attached hereto;

                  (c) the Subsidiary's legal name is as shown in this Agreement, and the Subsidiary has not changed its name, been party to a merger, consolidation or other change in structure, or used any tradenames except as set forth in Schedule 3 attached hereto; and

                  (d) the patents, trademarks and copyrights listed on Schedule 4 attached hereto constitute all of the registrations and applications for the patents, trademarks and copyrights owned by the Subsidiary.

               3. The Subsidiary hereto acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary will be deemed to be a party to the Pledge Agreement and a Pledgor for all purposes of the Pledge Agreement and shall have all of the obligations of a Pledgor thereunder as if it had executed the Pledge Agreement. The Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Pledgors contained in the Pledge Agreement. Without limiting the generality of the foregoing terms of this paragraph 3, the Subsidiary hereby pledges and assigns to the Agent, for the benefit of the Lenders, and grants to the Agent, for the benefit of the Lenders, a continuing security interest in any and all right, title and interest of the Subsidiary in and to the Pledged Shares (as such term is defined in Section 2 of the Pledge Agreement) listed on
Schedule 5 attached hereto and the other Pledged Collateral (as such term is defined in Section 2 of the Pledge Agreement).

               4. The address of the Subsidiary, for purposes of all notices and other communications, is 1801 Rutherford Road, Greenville, SC 29607, Attention:
Jerry B. Miller (facsimile number: 864-268-3823).

               5. The Subsidiary hereby waives acceptance by the Agent and the Lenders of the guaranty by the Subsidiary under Section 4 of the Credit Agreement upon the execution of this Agreement by the Subsidiary.

               6. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute one contract.

               7. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.


                                      -2-
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               IN WITNESS WHEREOF, the Subsidiary has caused this Joinder
Agreement to be duly executed by its authorized officers, and the Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

                                            MILLENTEX INVESTMENT CORPORATION

                                       By: /s/JERRY B. MILLER
                                          ----------------------------------
                                           Name:      Jerry B. Miller
                                           Title:     Chief Financial Officer

Acknowledged and accepted:

NATIONSBANK, N.A., as Agent

By: /s/ [SIG]
   ----------------------------------
    Name:
    Title: Senior Vice President


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                                   SCHEDULE 1

               CHIEF EXECUTIVE OFFICE AND CHIEF PLACE OF BUSINESS

                              1801 Rutherford Road
                              Greenville, SC 29607



                                      S1-1


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                                   SCHEDULE 2

                             COLLATERAL AND LOCATION

                                 Not applicable


                                      S2-1

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                                   SCHEDULE 3

                            LEGAL NAME OR TRADENAMES


                        Millentex Investment Corporation



                                      S3-1

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                                   SCHEDULE 4

                       PATENTS, TRADEMARKS AND COPYRIGHTS

                                 Not applicable


                                      S4-1
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                                   SCHEDULE 5

                                 PLEDGED SHARES




                                 Not applicable


                                      S5-1